UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 10, 2008 (October 9, 2008)

UNION DRILLING, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-51630	16-1537048
(Commission File Number)	(I.R.S. Employer Identification No.)

4055 International Plaza, Suite 610 Fort Worth, Texas	76109
(Address of Principal Executive Offices)	(Zip Code)

(817) 735-8793

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On October 6, 2008, Union Drilling, Inc. (the “Company”) filed a Current Report on Form 8-K announcing that on September 30, 2008, the Company entered into the seventh amendment (the “Amendment”) to its Revolving Credit and Security Agreement dated March 31, 2005 (the “Agreement”) with PNC Bank, National Association, acting as lender and agent to the other lenders thereunder. As specified in the Amendment, M&I Business Credit, LLC and Capital One Leverage Finance Corp. remained as lenders under the Agreement, along with PNC Bank. As we previously reported, upon execution of the Amendment The CIT Group/Business Credit, Inc. and National City Business Credit, Inc. ceased being lenders under the Agreement. Also, as previously reported, the Amendment contained a provision by which additional lenders could join the lending group after the execution date of the Amendment.

On October 9, 2008, M&T Bank and TD Bank, N.A., became lenders under the Agreement. M&T Bank is a $10 million participating lender and TD Bank, N.A. is a $20 million participating lender. Each of these new lenders signed an additional lender certificate, a form of which was attached as an exhibit to the Amendment (which was filed as Exhibit 10.1 to our Form 8-K filed on October 6, 2008). With the addition of the two new lenders, the Total Commitment Amount available to the Company under the amended Agreement is $97,500,000.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is hereby incorporated by reference into this Item 2.03.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UNION DRILLING, INC.

Date:	October 10, 2008	By:	/s/ Christopher D. Strong
Christopher D. Strong, President and Chief Executive Officer